Exhibit 5.2

December 15, 2023

4Front Ventures Corp.

7010 E Chauncey Lane #235

Phoenix, Arizona

85054

RE:	4Front Ventures Corp.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as United States counsel to 4Front Ventures Corp., a corporation organized under the laws of British Columbia (the “Company”), in connection with the preparation by the Company of the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the rules and regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of debt securities of the Company (“Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement, and such other securities of the Company as set forth in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In rendering the opinions stated herein, we have examined and relied upon the following:

(a)    the Registration Statement; and

(b)    the form of Indenture filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

1270 Avenue of the Americas, Suite 2800 • New York, NY 10020 • Phone: (212) 980-7200 • Fax: (212) 980-7292

CALIFORNIA   DELAWARE   FLORIDA   ILLINOIS   MARYLAND   MASSACHUSETTS   MINNESOTA   NEW  JERSEY   NEW  YORK   PENNSYLVANIA   WASHINGTON,  DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

December 15, 2023

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level) (the “Opined-on Law”). We do not express any opinion as to the effect of any other laws, statutes, ordinances, administrative decisions, rules or regulations.

As used herein “Transaction Documents” means the Indenture and the supplemental indentures thereto.

The opinion stated in paragraph 1 below presumes that all of the following (collectively, the “General Conditions”) shall have occurred prior to the issuance of any series of Debt Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Debt Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Debt Securities have been duly established in conformity with the Notice of Articles and Amended and Restated Articles of the Company so as not to violate any applicable law, the Notice of Articles or Amended and Restated Articles of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.    With respect to any series of Debt Securities offered by the Company, including such indeterminate amount of Debt Securities as may be issued upon conversion or exchange of such series (the “Offered Debt Securities”), when (a) the General Conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable

December 15, 2023

Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(i)    we do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinion stated herein is limited by such laws and orders, and by the exercise of judicial discretion and the application of general principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles limiting the availability of specific performance and injunctive relief;

(ii)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(iii)    except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(iv)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(v)    we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(vi)    we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(vii)    we have assumed that the trustee will be eligible to be appointed as a trustee under the Indenture and the Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us;

(viii)    we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

December 15, 2023

(ix)    we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(x)    we call to your attention that the opinion stated herein is subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(xi)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Document from a court judgment in another currency; and

(xii)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)    the Company (i) has been duly organized and is validly existing and in good standing, and has the requisite legal status and legal capacity under the laws of the jurisdiction of its organization, and (ii) has complied and will comply with all aspects of the laws of all relevant jurisdictions in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b)    the Company has the corporate power and authority to execute, deliver and perform all of its obligations under each of the Transaction Documents;

(c)    neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Debt Securities has or will: (i) conflict with the Notice of Articles or Amended and Restated Articles of the Company, (ii) constitute a violation of, or a default under, nor create a state of facts which, after notice or lapse of time, or both, has or will result in a violation, of or default under, any lease, indenture agreement or other instrument to which the Company or its property is subject, (iii) contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (c) with respect to the Opined-on Law); and

(d)    neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Debt Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not

December 15, 2023

thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Sincerely,

/s/ Saul Ewing LLP